Exhibit 10.4

INCENTIVE STOCK OPTION AWARD CERTIFICATE

Non-transferable

GRANT TO

(the “Participant”)

the right to purchase from ScanSource, Inc. (the “Company”)

             shares of its common stock, no par value, at the exercise price of $             per share (the “Shares”)

pursuant to and subject to the provisions of the ScanSource, Inc. 2013 Long-Term Incentive Plan, as it may be amended and/or restated (the “Plan”), and to the terms and conditions set forth in this Award Certificate (the “Award Certificate”). This Award Certificate describes terms and conditions of the Incentive Stock Option (the “Option”) granted herein and constitutes an agreement between the Participant and the Company.

Unless vesting is accelerated in accordance with the Plan or the Award Certificate, the Option shall vest and become exercisable ratably in three annual installments (34%-33%-33%), commencing as of                     , 20     , provided that Participant has been continuously employed by the Company from the Grant Date (as defined below) until each respective vesting date.

IN WITNESS WHEREOF, ScanSource, Inc., acting by and through its duly authorized officers, has caused this Award Certificate to be executed as of the Grant Date.

SCANSOURCE, INC.

By:
Its:	Authorized Officer

Grant Date (the “Grant Date”):

AWARD CERTIFICATE TERMS AND CONDITIONS

1. Grant of Option. ScanSource, Inc. (the “Company”) hereby grants to the Participant named on Page 1 hereof (the “Participant”), under the ScanSource, Inc. 2013 Long-Term Incentive Plan, as it may be amended and/or restated (the “Plan”), an Incentive Stock Option (the “Option”) to purchase from the Company, on the terms and conditions set forth in the Plan and this Award Certificate, the number of shares indicated on Page 1 of the Company’s common stock, at the exercise price per share set forth on Page 1. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. Vesting of Option. The Option shall vest and become exercisable in accordance with the schedule shown on page 1 of this Award Certificate. In addition, notwithstanding the foregoing vesting schedule, the following shall apply:

(a) Upon the Participant’s death or Disability during his or her Continuous Status as a Participant, or upon the Participant’s Retirement, the Option shall become fully vested and exercisable.

(b) In the event of a Change in Control, the following shall apply:

(i) To the extent that the successor or surviving company in the Change in Control event does not assume or substitute for the Option (or in which the Company is the ultimate parent corporation and does not continue the Option) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Committee) as Awards outstanding under the Plan immediately prior to the Change in Control event, then the Option shall become fully vested and exercisable, whether or not then otherwise vested and exercisable.

(ii) Further, in the event that the Option is substituted, assumed or continued as provided in Section 2(b)(i) herein, the Option will nonetheless become vested and exercisable in full if the employment or service of the Participant is terminated by the Company within six months before (in which case vesting shall not occur until the effective date of the Change in Control) or one year after the effective date of a Change in Control if such termination of employment or service (A) is by the Company not for Cause or (B) is by the Participant for Good Reason. For clarification, for the purposes of this Section 2(b), the “Company” shall include any successor to the Company.

(c) For clarification, for the purposes of this Section 2, “Retirement,” “Cause,” “Good Reason” and “Disability” shall have the meanings given such terms in the Plan.

3. Term of Option and Limitations on Right to Exercise. The term of the Option will be for a period of ten (10) years, expiring at 5:00 p.m., Eastern Time, on the tenth anniversary of the Grant Date (the “Expiration Date”). To the extent not previously exercised, the Option will lapse prior to the Expiration Date upon the date that is the earliest to occur of the following circumstances:

(a) Three months after the termination of the Participant’s Continuous Status as a Participant for any reason other than (i) termination for Cause or (ii) by reason of the Participant’s death, Disability or Retirement.

(b) Twelve months after the date of the termination of the Participant’s Continuous Status as a Participant by reason of Disability.

(c) Twelve months after the date of the Participant’s death, if the Participant dies while employed, or during the three-month period described in subsection (a) above or during the twelve-month period described in subsection (b) above and before the Option otherwise lapses. Upon the Participant’s death, the Option may be exercised by the Participant’s beneficiary designated pursuant to the Plan.

(d) Thirty six months after the date of the termination of the Participant’s Continuous Status as a Participant by reason of the Participant’s Retirement.

(e) 5:00 p.m., Eastern Time, on the date of the termination of the Participant’s Continuous Status as a Participant if such termination is for Cause.

Subject to compliance with Section 409A of the Code, the Committee may, prior to the lapse of the Option under the circumstances described in Section 3(a), Section 3(b), Section 3(c), Section 3(d) or Section 3(e) above, extend the time to exercise the Option as determined by the Committee in writing, but if the Option is so extended, then to the extent that the Option is exercised more than three months after the termination of the Participant’s employment other than by death or Disability, or more than one year after the Participant’s Disability, the Option will automatically become a Non-Qualified Stock Option. In addition, notwithstanding the foregoing, the post-termination exercise periods provided in Section 3(a), Section 3(b), Section 3(c) and Section 3(d) herein shall (unless the Committee determines otherwise) automatically be extended if exercise at the end of the original expiration date provided in each such section would violate applicable laws or the Company’s insider trading compliance program (including any blackout periods related thereto) with respect to the Stock; provided, however, that (i) such extension may not exceed thirty (30) days from the expiration of the period during which exercise is prohibited, (ii) any such extension must be in accordance with Reg. Section 1.409A-1(b)(5)(v)(C)(1) (to the extent applicable), (iii) the Option shall only be exercisable to the extent vested as of the date of the termination of the Participant’s Continuous Status as a Participant, (iv) in no event shall the term of the Option be extended beyond the original ten (10)-year term; and (v) such extension shall not apply if and to the extent that the extension would result in the loss of incentive stock option status under Code Section 422. Upon its termination, the Option shall have no further force or effect and Participant shall have no further rights under the Option or to any Shares which have not been purchased pursuant to the prior exercise of the Option. The Company undertakes no obligation to notify the Participant regarding the Option’s termination prior to its expiration. If the Participant or his or her beneficiary exercises the Option after termination of employment or service, the Option may be exercised only with respect to the portion of the Option that was otherwise vested on the date of the Participant’s termination of employment or service, including any portion of the Option that became vested by acceleration under Section 2.

4. Exercise of Option. The Option shall be exercised by (a) written notice directed to the Secretary of the Company or his or her designee at the address and in the form specified by the Secretary from time to time, and (b) payment to the Company in full for the Shares subject to such exercise (unless the exercise is a broker-assisted cashless exercise, as described below). If the person exercising the Option is not the Participant, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. Payment for such Shares shall be in (a) cash, (b) Shares previously acquired by the purchaser, (c) withholding of Shares from the Option, or (d) any combination thereof (in each case, subject to any restrictions imposed by the Committee), for the number of Shares specified in such written notice. The value of surrendered or withheld Shares for this purpose shall be the Fair Market Value as of the last trading day immediately prior to the exercise date. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws and any limitations as may be applied from time to time by the Committee (which need not be uniform), the Option may be exercised through a broker in a so-called “cashless exercise” whereby the broker sells Shares subject to the Option on behalf of the Participant and delivers cash sales proceeds to the Company in payment of the exercise price. In such case, the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company and the exercise price shall be delivered to the Company by the settlement date.

5. Notification of Disposition; Withholding; Tax Matters. The Participant agrees to notify the Company in writing within 30 days of any disposition of Shares acquired by the Participant pursuant to the exercise of the Option, if such disposition occurs within two years of the Grant Date, or one year of the date of exercise, of the Option. The Company or any Affiliate has the authority and the right to deduct or withhold, or require the Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy any federal, state, local and foreign taxes (including any Federal Insurance Contributions Act (FICA) obligation) required by law to be withheld with respect to the Option or the Shares. The withholding requirement may be satisfied, in whole or in part, unless the Committee determines otherwise, by withholding from the Shares otherwise issuable that number of Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Award Certificate will be conditional on such payment or arrangements, and the Company or, where applicable, its Affiliates, will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the legal, tax or investment consequences (including but not limited to income tax consequences) related to the grant of the Option or the acquisition or disposition of the Shares (or any other benefit), and the Participant is in no manner relying on the Company or its representatives for legal, tax or investment advice related to the Option or the Shares. The Participant acknowledges that there may be adverse tax consequences upon the grant of the Option and/or the acquisition or disposition of the Shares subject to the Option and that the Participant has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the transactions contemplated by the Option and this Award Certificate. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

6. Beneficiary Designation. The Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant hereunder and to receive any distribution with respect to the Option upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights hereunder is subject to all terms and conditions of this Award Certificate and the Plan and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, the Option may be exercised by the legal representative of the Participant’s estate, and payment shall be made to the Participant’s estate, unless the Committee determines otherwise. Subject to the foregoing, a beneficiary designation may be changed or revoked by the Participant at any time provided the change or revocation is filed with the Company in accordance with any procedures or other requirements established by the Committee.

7. Limitation of Rights. The Option does not confer to the Participant or the Participant’s beneficiary designated pursuant to Section 6 any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the exercise of the Option. Nothing in this Award Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time, nor confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate. Except as otherwise provided in the Plan or this Award Certificate, in the event that the employment or service of the Participant is terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary), the Option shall be forfeited immediately and the Participant shall have no further rights with respect thereto. The grant of the Option does not create any obligation to grant further awards.

8. Nontransferability. The Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession (or as otherwise provided in the Plan). Except as may be permitted by the preceding, the Option may be exercised during the lifetime of the Participant only by the Participant.

9. Interpretation. It is the intent of the parties hereto that the Option qualifies for incentive stock option treatment pursuant to, and to the extent permitted by, Section 422 of the Code. All provisions hereof are intended to have, and shall be construed to have, such meanings as are set forth in applicable provisions of the Code and Treasury Regulations to allow the Option to so qualify. Notwithstanding the foregoing, however, if the Option is exercised more than three months after termination of the Participant’s Continuous Status other than by reason of the Participant’s death or Disability as described in Section 3(b) and (c), the portion of the Option exercised at that time shall be treated as a Non-Qualified Stock Option. Additionally, to the extent that any portion of the Option fails to qualify for incentive stock option treatment pursuant to Section 422 of the Code, such nonqualifying portion of the Option shall be a Non-Qualified Stock Option.

10. Plan Controls; Entire Agreement; Amendment. The terms contained in the Plan are incorporated into and made a part of this Award Certificate and this Award Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Certificate, the provisions of the Plan shall be controlling and determinative (unless the Committee determines otherwise). This Award Certificate sets forth all of the promises, agreements, understandings, warranties and representations between the parties with respect to the Award. This Award Certificate may be amended as provided in the Plan.

11. Successors. This Award Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Award Certificate and the Plan.

12. Severability. If any one or more of the provisions contained in this Award Certificate is held to be invalid, illegal or unenforceable, the other provisions of this Award Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

13. Notice. Notices and communications under this Award Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to: ScanSource, Inc., 6 Logue Court, Greenville, SC 29615, Attn: Secretary, or any other address designated by the Company in a written notice to the Participant. Notices to the Participant will be directed to the address of the Participant then currently on file with the Company, or at any other address given by the Participant in a written notice to the Company.

14. Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving the Option, the Participant agrees that he or she shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under Applicable Law.

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